UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

November 3, 2023

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Tennyson Parkway, Suite 400, Plano, Texas 75024

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(469)-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2023, Sharing Services Global Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with HWH World, Inc. (“HWH”), a subsidiary of the Company. The Asset Purchase Agreement became effective on July 1, 2023 (the “Effective Date”). Pursuant to the Asset Purchase Agreement, the Company purchased and assumed HWH’s inventory and the Company was granted (i) the exclusive right to license HWH’s patents and trademarks pursuant to the IP Agreement (as defined below), (ii) the right to manufacture and sell HWH’s product and inventory worldwide, and (iii) certain liabilities of HWH including liabilities related to the inventory (the “Assumed Liabilities”) incurred as of June 30, 2023 (collectively the “Acquired Assets”).

The purchase price from the Company to HWH for the Acquired Assets was (i) $10.00 paid in cash, (ii) up to $757,641.98 payable from the gross proceeds generated from the sale of HWH’s inventory, payable quarterly to HWH, commencing with the quarter ending on December 31, 2023, (iii) 1% of the gross sale price of the Company’s products commencing November 1, 2023 through October 31, 2023, subject to limitations set forth in the Asset Purchase Agreement, and (iv) the Assumed Liabilities.

The Asset Purchase Agreement contains customary confidentiality and indemnification provisions and customary representations, warranties and covenants by the parties for transactions of this type.

In connection with the Asset Purchase Agreement, on November 3, 2023, the Company and HWH entered into a Bill of Sale and Assumption Agreement (the “Bill of Sale”), which became effective on the Effective Date, pursuant to which all rights, title and interests set forth in the Asset Purchase Agreement were transferred and assigned to the Company.

In connection with the Asset Purchase Agreement, on November 3, 2023, the Company and HWH also entered into the Exclusive Intellectual Property License Agreement (the “IP Agreement”) as discussed above, which became effective on the Effective Date. Pursuant to the IP Agreement, HWH granted the Company an exclusive, non-transferable worldwide license to use HWH’s intellectual property (the “IP”) as set forth in the IP Agreement. The purchase price from the Company to HWH for the IP was (i) $10.00 paid in cash and (ii) 1% of the gross sales price of all new products made and sold, outside of the existing inventory conveyed under the terms of the Asset Purchase Agreement commencing November 1, 2023. The IP Agreement terminates on November 1, 2033.

As previously disclosed on Current Report on Form 8-K on July 31, 2023, the Company and Decentralized Sharing Systems, Inc. (“Decentralized”), entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company purchased 1,000 shares of common stock, par value $0.001 per share, (the “Shares”) representing all of the issued and outstanding shares of common stock of HWH Holdings, Inc. (“HWHH”). The Company purchased the Shares at a purchase price of (i) $10 paid immediately in cash, and (ii) up to $711,300 payable from the gross proceeds generated from the sale of HWHH’s inventory (the “Inventory Proceeds”), payable quarterly, as set forth in the SPA.

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On November 3, 2023, the Company, DSSI, and Ascend Management Pte. Ltd. (the “Assuming Party”), entered into an Assignment and Assumption Agreement (the “Assignment Agreement”), which became effective on the Effective Date. Pursuant to the Assignment Agreement, the Assuming Party received the Shares and assumed all the Company’s duties, liabilities and obligations under the SPA, including the Company’s obligation to pay the Inventory Proceeds to Decentralized, in exchange for the purchase price of $1,000 to the Company. Pursuant to which, Decentralized agreed to pay, perform, and discharge, as and when due, all obligations of the Company under the SPA.

The Assignment Agreement contains customary representations, warranties and covenants by the parties for transactions of this type.

The foregoing descriptions of the Asset Purchase Agreement, the Bill of Sale, the IP Agreement and the Assignment Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, the Bill of Sale, the IP Agreement and the Assignment Agreement, a copy of each is filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1†	Asset Purchase Agreement between Sharing Services Global Corporation and HWH World, Inc., dated November 3, 2023
10.2	Bill of Sale and Assumption Agreement between Sharing Services Global Corporation and HWH World, Inc., dated November 3, 2023
10.3	Exclusive Intellectual Property License Agreement between Sharing Services Global Corporation and HWH World, Inc., dated November 3, 2023
10.4	Assignment and Assumption Agreement between Sharing Services Global Corporation, Decentralized Sharing Systems, Inc., and Ascend Management Pte. Ltd., dated November 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and portions of this exhibit have been redacted in compliance with Item 601(b)(2) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2023	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer and Vice Chairman of the Board of Directors

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